Exhibit 99.1

KNIGHT CAPITAL GROUP EXECUTIVE VICE PRESIDENT DEREK N. STEIN TO LEAVE COMPANY

JERSEY CITY, New Jersey (August 1, 2005) – Knight Capital Group, Inc. (Nasdaq: NITE) announced today that Derek N. Stein, Executive Vice President, is leaving the company, effective today.

Mr. Stein, 43, joined Knight in April 2001 from Merrill Lynch & Co. to oversee operations, services and technology. When the company restructured its Equity Markets segment in April 2005, he was appointed head of the newly created Electronic Services Group.

Direct Trading Institutional, Inc. acquired by Knight in June 2005 as part of the Electronic Services Group, will now report to Gregory C. Voetsch, Executive Vice President, Institutional Group.

The position will not be replaced. All of the reporting lines have been reallocated among the members of senior management.

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About Knight

Knight is a leading provider of comprehensive trade execution and asset management services. Our Equity Markets business offers institutions and broker-dealers high quality trade execution and capital commitment across the depth and breadth of the equity market. Our Asset Management business, Deephaven Capital Management, is a market-neutral investment manager focused on delivering risk-adjusted returns with low volatility for institutions and high net worth individuals. Knight strives to be a valued partner by providing superior service and continually enhancing its offering to meet client needs. More information about Knight can be obtained at www.knight.com.

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Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas	Greta Morley
Senior Managing Director,	Vice President,
Corporate Communications & Investor Relations	Marketing Communications & Public Relations
201-557-6954 or	201-557-6948 or gmorley@knight.com
mwyrwas@knight.com

Kara Fitzsimmons	Molly McDowell
Vice President,	Analyst,
Corporate Communications	Corporate Communications & Investor Relations
201-356-1523 or	201-356-1723 or mmcdowell@knight.com
kfitzsimmons@knight.com